UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2003

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization) 5241 Spring Mountain Road Post Office Box 98510 Las Vegas, Nevada (Address of principal executive offices)	1-7850 (Commission File Number)	88-0085720 (I.R.S. Employer Identification No.) 89193-8510 (Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Item 7.  Financial Statements and Exhibits.

(c)   Exhibit

99   Press Release dated April 22, 2003.

Item 9.  Regulation FD Disclosure (the following discussion is furnished under "Item 12. Results of Operations and Financial
              Condition").

In accordance with SEC Release Nos. 33-8216 and 34-47583, the following information, required to be furnished under “Item 12. Results of Operations and Financial Condition,” is furnished under “Item 9. Regulation FD Disclosure.”

On April 22, 2003, Southwest Gas Corporation (Southwest) announced via press release that first quarter 2003 operating results are expected to fall short of the consensus street estimate by approximately one-third. Southwest attributes the lower results to warmer-than-normal weather in its two primary operating areas. Nevada experienced its warmest January on record and Arizona its second warmest. Unseasonably warm temperatures continued through March. A copy of the Company’s press release is attached hereto as Exhibit 99.

This Form 8-K and the attached exhibit are provided under Item 12 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 22, 2003	SOUTHWEST GAS CORPORATION /s/ ROY R. CENTRELLA Roy R. Centrella Vice President/Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press release dated April 22, 2003.